Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 19, 2014, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Global Strategic Income Fund/VA and Oppenheimer Diversified Alternatives Fund/VA (each a separate series of Oppenheimer Variable Account Funds), incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                                             /s/ KPMG LLP

                                                                                                 KPMG LLP

Denver, Colorado
April 25, 2014